UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 20, 2014

OSL HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Nevada	001-32658	98-0441032
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1669 Edgewood Road, Suite 214 Yardley, PA	19067
(Address of principal executive offices)	(Zip Code)

(845) 363-6776

Registrant’s telephone number, including area code

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Item 2.01. Completion of Acquisition or Disposition of Assets.

Go Green Hydroponics Inc.

On October 20, 2014 (“GGH Closing Date”), OSL Holdings Inc. (“we,” “us,” “our,” or “Company”) entered into and completed the closing of a stock purchase agreement (the “Malinovitz SPA”) with Jeffrey Malinovitz (“Malinovitz”) and Go Green Hydroponics Inc. (“GGH”), whereby we completed the purchase of 750 shares of GGH’s common stock from Malinovitz, representing 50% of GGH’s outstanding shares, for a total of $900,000.00 (the “Malinovitz Purchase Price”). GGH is a hydroponics, indoor gardening and cultivation supply retail operation, located in Los Angeles, California, specializing in the sale of hydroponic cultivation equipment, mineral nutrient solutions and gardening resources and equipment.

The Malinovitz Purchase Price was paid on the GGH Closing Date as follows: (i) $800,000.00 to Malinovitz and (ii) $100,000.00 (the “Malinovitz Holdback Funds”) to Ingber & Associates (the “Escrow Agent”). In the event that GGH’s final net liquid working capital is less than $235,000.00 (the “NLWC Amount”) on the GGH Closing Date, the Malinovitz Purchase Price will be decreased by 50% multiplied by the difference between $235,000.00 and the NLWC Amount on the GGH Closing Date, with the maximum amount of decrease equal to the Malinovitz Holdback Funds. Net liquid working capital means the difference between (x) the GGH’s Liquid Current Assets (defined below), and (y) the DDH’s Immediately Due Current Liabilities (defined hereafter). The phrase, “Liquid Current Assets” means cash and near-cash assets immediately convertible into cash, and the phrase “Immediately Due Current Liabilities” means GGH’s current liabilities that are due and owing on or before October 31, 2014, as well as all credit card charges on all Company credit cards as of the Closing date, whether or not same are reflected upon the balance sheet as of the Closing Date and whether or not same are technically due in accordance with the terms of such credit cards to be paid by GGH on or before October 31, 2014, in each instance as determined in accordance with GAAP. GGH’s accounts receivable are not deemed Liquid Current Assets. The Company’s completion of the acquisition was conditioned upon the sale by Jason Babadjov (“Babadjov”) of his 50% interest in GGH to us. The Malinovitz SPA also contains additional covenants, representations, warranties, conditions precedent, and other provisions that are customary of stock purchase agreements including Malinovitz’ agreement to refrain from competing with GGH for a period of two years after the GGH Closing Date.

On October 20, 2014, GGH entered into an employment agreement with Malinovitz as Vice President of Marketing of GGH (the “Malinovitz Employment Agreement”). The Malinovitz Employment Agreement provides for a base salary of $250,000.00 annually. In addition, Malinovitz is entitled to participate in GGH’s profit sharing program, including profit allocation for 2014 provided the Malinovitz Employment Agreement is in effect on December 31, 2014. The Malinovitz Employment Agreement provides for a 1 year term, ending on October 20, 2015 (the “Malinovitz Employment Term”). Malinovitz’s duties include but are not limited to the marketing of GGH and its products. The Malinovitz Employment Agreement may be terminated by GGH in the event of Malinovitz’ disability, on 90 days written notice by GGH any time after January 1, 2015, for cause as defined in the agreement. The Malinovitz Employment Agreement may be terminated by Malinovitz in the event of a change of control of GGH, constructive termination as defined in the agreement or voluntarily without reason. In the event of termination by GGH except for cause or by Malinovitz voluntarily, Malinovitz is entitled to (a) any accrued and unpaid Guaranteed Salary, payment of any accrued and unused PTO, and payment of two (2) additional weeks of additional Base pay; (b) the issuance of any profit sharing up until date of termination. Malinovitz agreed to refrain from competing with GGH or soliciting its customers and employees during the term of his employment with GGH as well as additional covenants and other provisions that are customary of employment agreements. The Company guaranteed the obligations of GGH under the Malinovitz Employment Agreement.

Simultaneously, on the GGH Closing Date, we entered into and completed the closing of a stock purchase agreement with Babadjov and GGH (the “Babadjov SPA”), whereby we agreed to purchase 750 shares of GGH’s common stock from Babadjov, representing 50% of GGH’s outstanding shares, for a total of $900,000.00 (the “Babadjov Purchase Price”). The Babadjov Purchase Price was paid as follows: (i) $800,000.00 to Babadjov and (ii) $100,000.00 (the “Holdback Funds”) to Ingber & Associates (the “Escrow Agent”). In the event that GGH’s final net liquid working capital is less than the NLWC Amount on the GGH Closing Date, the Babadjov Purchase Price will be decreased by 50% multiplied by the difference between $235,000.00 and the NLWC Amount on the GGH Closing Date, with the maximum amount of decrease equal to the Babadjov Holdback Funds. The Babadjov SPA was expressly conditional upon the simultaneous sale by Malinovitz of his 50% interest in GGH to us. The Babadjov SPA also contains additional covenants, representations, warranties, conditions precedent, and other provisions that are customary of stock purchase agreements including Babadjov’s agreement to refrain from competing with GGH for a period of two years after the GGH Closing Date.

Upon closing of the above transactions with Malinovitz and Babadjov, we acquired 100% of GGH, and thus GGH is now our wholly-owned subsidiary. Pursuant to the Malinovitz SPA and Babadjov SPA, we assumed GGH’s lease of the property located at 15721 Ventura Boulevard, Encino, California.

On October 20, 2014, we appointed Babadjov as Vice President of Operations of GGH, pursuant to an employment agreement (the “Babadjov Employment Agreement”), which provides for a base salary of $120,000.00 annually. The Babadjov Employment Agreement provides for an initial 1 year term (the “Babadjov Initial Term”), and automatic renewal for two successive 1 year terms, unless we give Babadjov notice of termination between 30 and 90 days before the end of the relevant yearly term. We also agreed to pay Babadjov a guaranteed bonus of $250,000.00 payable monthly over the Initial term. In addition, Babadjov is entitled to participate in GGH’s benefit and welfare plans that are generally available to other employees. Babadjov’s duties include but are not limited to overseeing all of GGH’s day to day operations, evaluating GGH’s marketing plans and products, and reviewing GGH’s financial performance. Babadjov agreed to refrain from competing with GGH or soliciting its customers and employees during the term of his employment with GGH as well as additional covenants and other provisions that are customary of employment agreements. The Company guaranteed the obligations of GGH under the Babadjov Employment Agreement.

The foregoing descriptions of the Malinovitz SPA, Babadjov SPA, Malinovitz Employment Agreement and Babadjov Employment Agreement are qualified in their entirety by reference to such agreements which are filed hereto as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively, and are incorporated herein by reference.

TCA Global Credit Master Fund, LP

On October 20, 2014 (the “TCA Effective Date”), we borrowed an initial $1,900,000.00 from TCA Global Credit Master Fund, LP (“TCA”) and issued a senior secured convertible redeemable debenture to TCA in the original principal amount of $1,900,000.00 (the “TCA Debenture”) pursuant to the terms of a securities purchase agreement we entered into with TCA (the “TCA SPA”). We agreed to borrow up to maximum of $5,000,000.00 in one or more closings in TCA’s sole discretion (each a “Funding”) under the TCA SPA. Our subsidiaries, Office Supply Line, Inc., OSL Diversity Marketplace, Inc., OSL Rewards Corporation, and Go Green Hydroponics Inc. (“GGH”) (collectively the “Subsidiary Guarantors”) signed the TCA SPA as joint and several guarantors. We agreed to issue $223,500.00 worth of our unregistered shares of common stock to TCA upon the TCA Effective Date, in exchange for advisory services previously provided to us, with the price per share valued at the lowest volume weighted average price for our common stock for the 5 business days immediately prior to the TCA Effective Date (the “TCA Initial Shares”). We agreed to issue additional shares of our unregistered common stock to TCA in the event that TCA does not realize $223,500.00 of net proceeds from the sale of the TCA Initial Shares. The amount of additional shares issued would only be the amount required for TCA to meet the $223,500.00 threshold upon their sale. If after twelve months, TCA has not realized net proceeds totaling $223,500.00 from the sale of the TCA Initial Shares, and the additional shares if applicable, then we agreed to redeem TCA’s remaining shares upon written notice for an amount sufficient for TCA to reach the $223,500.00 threshold. Further, we agreed to pay a 2% transaction fee to TCA for each Funding, which will be subtracted from the principal amount of each respective Funding, as well as a one-time due diligence fee of $8,000.00 and legal fees of $15,000.00 to TCA. The TCA SPA also contains additional covenants, representations, conditions precedent, and other provisions that are customary of securities purchase agreements.

We used $1,800,000.00 from the issuance of the TCA Debenture to finance our purchase of GGH. The TCA Debenture bears interest at the rate of 11% per annum, has a maturity date of October 20, 2015 (“TCA Maturity Date”), and was funded by TCA in cash on October 20, 2014. We may redeem the TCA Debenture at any time prior to the TCA Maturity Date, by giving written notice to TCA three business days beforehand, and by paying the entire outstanding amount plus related fees on the third business day. We agreed to make monthly payments of principal, interest, and a redemption premium in the amount of $11,400.00, subject to a 5% late charge if we do not pay within the 5 day grace period of each monthly payment.

The interest rate under the TCA Debenture will increase to 18% per annum, and TCA may accelerate full repayment of the TCA Debenture upon the occurrence of an event of default. An event of default includes, but is not limited to: (i) our failure to pay any amount due under the TCA Debenture, (ii) an assignment by us for the benefit of our creditors, (iii) any court order appointing a receiver, liquidator, or trustee for us (subject to a 30 day cure period), (iv) any court order adjudicating us insolvent (subject to a 30 day cure period), (v) our filing of a bankruptcy petition, (vi) the filing of a bankruptcy petition against us (subject to a 30 day cure period), (vii) we admit we cannot pay our debts, or (vii) we breach the TCA Debenture or TCA SPA (each a “TCA Event of Default”).

The TCA Debenture is convertible by TCA into shares of our common stock at any time while the TCA Debenture is outstanding, if agreed upon by us and TCA, or in TCA’s sole discretion upon a TCA Event of Default. If a TCA Event of Default occurs, TCA may convert the TCA Debenture at the conversion price for each share of 85% multiplied by the lowest volume weighted average price for our common stock during the 5 trading days prior to the relevant notice of conversion (“TCA Conversion Price”). The TCA Conversion Price is subject to adjustment upon certain events, including but not limited to stock splits, dividends, the sale of all or substantially all of our assets, reclassification of our common stock, and our effectuation of a merger or consolidation. TCA does not have the right to convert the TCA Debenture into our common stock if such conversion would result in TCA’s beneficial ownership exceeding 4.99% of our outstanding common stock at that time. During the time that the TCA Debenture is outstanding, we have agreed to reserve the total number of our common stock that would be issuable if the entire TCA Debenture was converted at that time. The TCA Debenture also contains waiver, notice, and assignment provisions that are customary of convertible debentures.

The TCA SPA, TCA Debenture, and all future debentures issued pursuant to the TCA SPA are guaranteed by the Subsidiary Guarantors pursuant to separately signed guaranty agreements (the “TCA Guaranty Agreements”). The TCA Guaranty Agreements contain representations, warranties, covenants, and other provisions that are customary of guaranty agreements. The TCA SPA, TCA Debenture, and all future debentures issued pursuant to the TCA SPA are secured by a security interest in all of the Subsidiary Guarantors’ assets, whether now existing or hereafter acquired, pursuant to separately signed security agreements (the “TCA Security Agreements”). The TCA Guaranty Agreements contain representations, warranties, covenants, and other provisions that are customary of security agreements.

We, as well as Robert Rothenberg (“Rothenberg”), our Chief Executive Officer, and Eli Feder (“Feder”), our Chief Corporate Development Officer and Director, and Steve Gormley (“Gormley”), our Chief Business Development Officer and Director (collectively, the “Pledging Parties”), have signed pledge agreements (the “TCA Pledge Agreements”), whereby the Pledging Parties pledged to TCA as additional security for the TCA Debenture all of their right, title and interest in, and provided a first priority lien and security interest on (i) all outstanding shares of common stock of the Subsidiary Gurantors owned by us and (ii) a total of 60,000,000 shares of our common stock owned by the Pledging Parties.

The foregoing descriptions of the TCA SPA, TCA Debenture, form of TCA Guaranty Agreements, form of TCA Security Agreements and form of TCA Pledge Agreements are qualified in their entirety by reference to such agreements which are filed hereto as Exhibits 10.5, 4.1, 10.6, 10.7 and 10.8, respectively, and are incorporated herein by reference.

Item 2.03. Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item.

Item 3.02. Unregistered Sales of Equity Securities.

The disclosure in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item.

We claim an exemption from the registration requirements of the Securities Act, for the private placement of the TCA Debenture pursuant to Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder because, among other things, the transaction did not involve a public offering, TCA is an accredited investor, TCA acquired the securities for investment and not resale, and we took appropriate measures to restrict the transfer of the securities.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired

The financial information that is required pursuant to this Item will be filed by amendment not later than 71 calendar days after the date that this initial report on Form 8-K is required to be filed.

(d) Exhibits

Exhibit No.	Description of Exhibit

4.1	Convertible Redeemable Debenture between OSL Holdings Inc. and TCA Global Credit Master Fund, LP dated October 20, 2014.

10.1	Stock Purchase Agreement between OSL Holdings Inc., Go Green Hydroponics Inc., and Jeffrey Malinovitz dated October 20, 2014.

10.2	Stock Purchase Agreement between OSL Holdings Inc., Go Green Hydroponics Inc., and Jason Babadjov dated October 20, 2014.

10.3	Employment Agreement between OSL Holdings Inc., Go Green Hydroponics Inc., and Jeffrey Malinovitz dated October 20, 2014.

10.4	Employment Agreement between OSL Holdings Inc., Go Green Hydroponics Inc., and Jason Babadjov dated October 20, 2014.

10.5	Securities Purchase Agreement between OSL Holdings Inc. and TCA Global Credit Master Fund, LP effective as of October 20, 2014.

10.6	Form of Guaranty Agreement.

10.7	Form of Security Agreement.

10.8	Form of Pledge Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OSL HOLDINGS INC.

Date: October 24, 2014	By:	/s/ Robert H. Rothenberg
Robert H. Rothenberg, Chief Executive Officer